                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                          SMARTALK TELESERVICES, INC.

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 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            (Exact name of registrant as specified in its charter)

             CALIFORNIA                                                                        95-4502740
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (State of incorporation or organization)                                         (I.R.S. Employer Identification No.)

                          1640 SOUTH SEPULVEDA BOULEVARD, SUITE 500, LOS ANGELES, CALIFORNIA  90025
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)                            (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

              NONE                                          NONE
 . . . . . . . . . . . . . . . . . .       . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . .       . . . . . . . . . . . . . . . . . .


     If this Form relates to the registration of a class of debt securities and is effective upon filing, pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK (NO PAR VALUE)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the common stock of SmarTalk TeleServices, Inc. (the "Registrant"), no par value per share (the "Common Stock"), set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-10391) filed with the Securities and Exchange Commission on August 19, 1996, or as subsequently amended (the "Registration Statement"), and in the Prospectus included therein, is incorporated herein by reference. The Form of Prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated by reference herein.


ITEM 2.   EXHIBITS

   3.1 Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on September 25, 1996).

   3.2 Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on September 25, 1996).

   4.1 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.2 of the Registration Statement filed with the Securities and Exchange Commission on August 19, 1996).

   99.1 Pages 53-54 of the Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on October 10, 1996, setting forth the "Description of Capital Stock."

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                SMARTALK TELESERVICES, INC.

October 11, 1996

                                By: /s/ Robert H. Lorsch
                                   ------------------------------------------
                                        Robert H. Lorsch
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer


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

                                 EXHIBIT INDEX


Exhibit Number               Description                            Page Number
--------------               -----------                            -----------

    3.1     Amended and Restated Articles of Incorporation
            (Incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on September 25, 1996).

    3.2 Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration
            Statement filed with the Securities and Exchange
            Commission on September 25, 1996).

    4.1 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.2 of the Registration Statement filed with the Securities and Exchange Commission on August
            19, 1996).

   99.1     Pages 53-54 of the Prospectus included in Amendment
            No. 2 to the Registration Statement filed with the Securities and Exchange Commission on October 10, 1996, setting forth the "Description of Capital Stock."

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